UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

US Dataworks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

US DATAWORKS, INC.
One Sugar Creek Center Boulevard, Suite 500
Sugar Land, TX 77478
(281) 504-8000
August 4, 2008
Dear Stockholder:
     You are cordially invited to attend our 2008 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Monday, September 15, 2008 at our offices at One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas.
     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.
     After reading the Proxy Statement, please vote by signing, dating and returning the enclosed proxy card, or by submitting your proxy voting instructions by telephone or through the Internet. If you hold your shares through a broker or other nominee you should contact your broker to determine whether you may submit your proxy by telephone or Internet. YOUR SHARES CANNOT BE VOTED UNLESS YOU SUBMIT YOUR PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please submit your proxy promptly.
     A copy of our 2008 Annual Report to Stockholders is also enclosed.
     The Board of Directors and management look forward to seeing you at the meeting.
Sincerely yours,
/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

US DATAWORKS, INC.
Notice of Annual Meeting of Stockholders
INFORMATION CONCERNING SOLICITATION AND VOTING
IMPORTANT
Proposal 1: Election of Directors
Nominees as Class III Directors Terms Expire 2011
Class I Directors Terms Expire 2009
Class II Directors Terms Expire 2010
Executive Compensation
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Report of the Audit Committee
Proposal 2: To Approve the Private Placement of the Senior Secured Convertible Notes and the Issuance of our
Proposal 3: To Ratify the Appointment of Independent Registered Public Accounting Firm
Section 16(a) Beneficial Ownership Reporting Compliance
Where You Can Find Additional Information
Other Matters
US DATAWORKS, INC.

Notice of Annual Meeting of Stockholders
to be held September 15, 2008

To the Stockholders of US Dataworks, Inc.:
     Notice is hereby given that the Annual Meeting of Stockholders of US Dataworks, Inc. will be held at our offices at One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas on September 15, 2008 at 9:00 a.m., local time, for the following purposes:
1.	To elect three Class III directors to serve until the 2011 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

2.	To approve the private placement of the senior secured convertible notes and issuance of our common stock subject to these notes and related warrants.

3.	To ratify the appointment of Ham, Langston & Brezina, LLP as our independent registered public accounting firm.

4.	To transact such other business as may properly come before the meeting and any and all adjourned or postponed sessions thereof.
     Stockholders of record at the close of business on July 18, 2008 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.
     It is important that your shares are represented at this meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the Annual Meeting. You may revoke your proxy at any time prior to its use.
By order of the Board of Directors.
/s/ John T. McLaughlin
John T. McLaughlin
Secretary
Houston, Texas
August 4, 2008
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on September 15, 2008.
     Our Proxy Statement for our 2008 Annual Meeting of Stockholders, along with the proxy card and our Annual Report on Form 10-KSB are available on our website at www.usdataworks.com.

US DATAWORKS, INC.
One Sugar Creek Center Boulevard, Suite 500
Sugar Land, TX 77478

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
     The enclosed Proxy is solicited on behalf of the Board of Directors of US Dataworks, Inc. (which we will refer to as “our company,” “US Dataworks,” “we” or “us” throughout this Proxy Statement) for use at the 2008 Annual Meeting of Stockholders to be held at our headquarters located at One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas on Monday, September 15, 2008, at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our principal executive offices are located at the address listed at the top of the page and the telephone number is (281) 504-8000.
     Our 2008 Annual Report on Form 10-KSB, containing financial statements and financial statement schedules required to be filed for the year ended March 31, 2008, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and our 2008 Annual Report will first be mailed on or about August 4, 2008 to all stockholders entitled to vote at the meeting.
     We will provide copies of exhibits to our 2008 Annual Report on Form 10-KSB to any requesting stockholder upon the payment of a reasonable fee and upon the request of the stockholder made in writing to US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas, 77478, Attn: John T. McLaughlin. The request must include a representation by the stockholder that, as of July 18, 2008, the stockholder was entitled to vote at the Annual Meeting.
Record Date and Share Ownership
     Stockholders of record at the close of business on July 18, 2008 (Record Date) are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. We have one series of common stock issued and outstanding, designated as Common Stock, $0.0001 par value per share, and one series of preferred stock issued and outstanding, designated Series B Convertible Preferred Stock, $0.0001 par value per share. As of the Record Date, approximately • shares of the Common Stock were issued and outstanding and entitled to vote. Holders of Series B Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could be converted as of the Record Date. As of the Record Date, approximately 109,933 shares of the Series B Convertible Preferred Stock, on an as converted basis, were issued and outstanding and entitled to vote.
How You Can Vote
     Stockholders of record may vote their shares at the Annual Meeting either in person or by proxy. To vote by proxy, stockholders should either:
•	mark, date, sign and mail the enclosed proxy form in the prepaid envelope;

•	submit the proxy by telephone; or

•	submit the proxy using the Internet.
     Stockholders who hold their shares through a broker or other nominee should contact their broker to determine whether they may submit their proxy by telephone or Internet. Submitting a proxy will not affect a stockholder’s right to vote if the stockholder attends the Annual Meeting and wants to vote in person.

2

Revocability of Proxies
     Stockholders may revoke any proxy given pursuant to this solicitation at any time before its use at the Annual Meeting in any of the three ways:
•	by delivering to our principal offices (Attention: Secretary) a written notice of revocation;

•	by submitting a duly executed proxy bearing a later date; or

•	by attending the Annual Meeting and voting in person.
     However, a proxy will not be revoked simply by attending the Annual Meeting and not voting. To revoke a proxy previously submitted by telephone or the Internet, a stockholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.
Voting
     On all matters, each share has one vote. Directors are elected by a plurality vote. The nominees for the Class III director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be elected to serve as directors. Each of the other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Holders of Common Stock and Series B Convertible Preferred Stock vote together as a single class on all proposals.
Solicitation of Proxies
     We will bear the cost of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.
Quorum; Abstentions; Broker Non-Votes
     Votes cast by proxy or in person at the Annual Meeting (Votes Cast) will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Nevada law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.
     The Inspector will treat abstentions as being present and entitled to vote for purposes of determining the presence of a quorum. As a result, abstentions will have the effect of a negative vote for those proposals that require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:
•	for the election of the three nominees for Class III directors set forth herein;

•	for the approval of the issuance of our common stock subject to certain convertible notes and warrants;

•	for the ratification of Ham, Langston & Brezina, LLP, as our registered independent public accounting firm for the fiscal year ending March 31, 2009; and

•	upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof in accordance with the discretion of the proxyholder.
     Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

3

     If a broker indicates on the enclosed Proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.
Deadline for Receipt of Stockholder Proposals
     Proposals of our stockholders that are intended to be presented by such stockholders at our 2009 Annual Meeting must be received by the Secretary of US Dataworks no later than March 30, 2009 in order that they may be included in our proxy statement and form of proxy relating to that meeting.
     A stockholder proposal not included in our proxy statement for the 2009 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of US Dataworks at our principal executive offices. To be timely, we must have received the stockholder’s notice no later than June 13, 2009.
     If a stockholder wishing to present a proposal at the 2009 Annual Meeting (without regard to whether it will be included in the proxy materials for that meeting) fails to notify us by June 13, 2009, the proxies received for the 2009 Annual Meeting will confer discretionary authority to vote on any stockholder proposals properly presented at that meeting.
IMPORTANT
PLEASE SUBMIT YOUR PROXY AT YOUR EARLIEST CONVENIENCE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED, THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

4

Proposal 1: Election of Directors
Directors and Nominees
     Our Amended and Restated Bylaws provide that we shall have no less than one nor more than 11 directors. The number of members of our Board of Directors is currently set at seven. Our Amended and Restated Bylaws also provide for the classification of the Board of Directors into three classes of directors, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed Proxy will be voted “FOR” the election of the persons named below as Class III directors for a term of three years expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If a nominee shall be unavailable as a candidate as of the date of the Annual Meeting, votes pursuant to the Proxy will be voted “FOR” either for a substitute nominee designated by the Board of Directors or, in the absence of such designation, in such other manner as the directors may in their discretion determine. The Board of Directors does not anticipate that the nominees will become unavailable as candidates. The nominees for Class III directors, as selected by the Corporate Governance/Nominating Committee of the Board of Directors, and the incumbent Class I and Class II directors are as follows:
Nominees as Class III Directors Terms Expire 2011

Name	Age	Business Experience and Education
J. Patrick Millinor, Jr.	62	Mr. Millinor has served as a director since December 2004. He served as Chairman and Chief Executive Officer of Ampam, Inc. from October 2004 until his retirement in December 2005. From 2000 until he joined Ampam, he held several positions in conjunction with his association with a venture capital group. His positions included Chairman of Encompass, Inc., Chairman of ADViSYS, Inc., and Chief Financial Officer of Agennix, Incorporated. Between 1986 and 2000, Mr. Millinor held several executive positions, including Chief Executive Officer of GroupMAC, Inc., Chief Executive Officer of UltrAir, Inc., and Chief Operating Officer of Commonwealth Financial Group, Inc. He was a partner with KPMG LLP for eight years prior to 1986.

Charles E. Ramey	67	Mr. Ramey has served as a director since July 2001 and became our Chief Executive Officer in December 2001. Prior to joining US Dataworks, Mr. Ramey was a private investor from December 1998 through July 2001 and was President and co-founder of PaymentNet Inc., now Signio Inc., an outsourced e-commerce payment processing company, from April 1996 to December 1998.

Mario Villarreal	39	Mr. Villarreal was named President and Chief Operating Officer and appointed to our Board in May 2008 and has previously served as our Vice President and Chief Technology Officer since April 2001. In April 2004, he was named Senior Vice President. In November 1997, Mr. Villarreal co-founded US Dataworks, Inc., a Delaware corporation, and served as its Vice President from November 1997 to April 2001. From June 1991 to May 1997, Mr. Villarreal served as Manager of Systems Architecture Group at TeleCheck Services, Inc.

Class I Directors Terms Expire 2009

Name	Age	Business Experience and Education
Joe Abrell	74	Mr. Abrell has served as a director since October 1999. From July 1997 until his retirement in December 1999, he served as a consultant at PrimeCo Personal Communications, a wireless technology company. From July 1986 to December 1999, he operated his own public relations and marketing firm, Joe Abrell, Inc.

John L. Nicholson, M.D.	73	Dr. Nicholson has served as a director since September 2002. He has been in private practice since 1969. Dr. Nicholson brings an entrepreneurial perspective and seasoned business experience to the Board of Directors. He has been an investor in several companies, including US Dataworks, Inc. Dr. Nicholson has served on many local, state, and national medical organizations and has been an Associate Clinical Professor at Stanford University since 1969.
Class II Directors Terms Expire 2010

Name	Age	Business Experience and Education
Hayden D. Watson	59	Mr. Watson has served as a director since September 2002. In May 1999, he founded The Mariner Group, Inc., a banking investment and management consulting company, where he serves as President. From December 1996 to May 1999, Mr. Watson served as Managing Director of Bank Operations for Fleet Financial Group, now FleetBoston Financial Corporation, a financial holding company. Mr. Watson has served as a director of Treaty Oak Bank since September 2004 and has served as a director of Vision Bank Texas since June 2007.

Thomas L. West, Jr.	71	Mr. West has served as a director since September 2002. He has served as Chairman and Chief Executive Officer of WestMark Ventures, a venture capital company, since January 2000. Prior to joining WestMark Ventures, Mr. West held various positions at the American General Financial Group, a financial services company, including Chairman and CEO of American General Retirement Services from April 1994 to January 2000.
Required Vote
     The nominees for the Class III director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.
The Board of Directors recommends a vote “FOR” election of the nominees set forth above as Class III directors.

Director Independence
     The Board of Directors has determined that, except for Messrs. Ramey and Villarreal, each individual who currently serves as a member of the board is, and each individual who served as a member of the board in fiscal year 2008 was, an “independent director” within the meaning of Section 121A of the American Stock Exchange listing standards. Messrs. Ramey and Villarreal are not independent because they are employed by US Dataworks. All of the nominees are members of the board standing for re-election as directors.
Board Meetings
     The Board of Directors held five meetings during fiscal year 2008. All directors attended at least 75% of the aggregate of all meetings of the Board and of the committees of the Board on which they served. We do not have a formal policy regarding director attendance at annual meetings of stockholders; however, it is expected, absent good reason, that all directors will be in attendance. All of our directors attended the 2007 Annual Meeting.
Committees of the Board of Directors
     Since September 6, 2007, the Board of Directors has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Prior to this time, the Board of Directors had appointed a separate Nominating Committee and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of the American Stock Exchange and Securities and Exchange Commission rules. The Board of Directors has adopted written charters for each of these committees. The Audit Committee charter was attached as Appendix A to the proxy statement for our 2006 Annual Meeting of Stockholders and the Compensation Committee Charter was attached as Appendix A to the proxy statement for our 2007 Annual Meeting of Stockholders. The Corporate Governance/Nominating Committee Charter is attached to this Proxy Statement as Appendix A. All our committee charters are available on our Investors’ Relations page of our Website (www.usdataworks.com).

Audit Committee

Number of Members:	4

Current Members:	Joe Abrell
J. Patrick Millinor, Jr., Chairman and Financial Expert
John L. Nicholson, MD
Hayden Watson

Number of Meetings in 2008:	13

Functions:	The Audit Committee's primary functions are to oversee the integrity of our financial statements, oversee our compliance with legal and regulatory reporting requirements, appoint a firm of certified public accountants whose duty it is to audit our financial records for the fiscal year for which it is appointed, evaluate the qualifications and independence of the independent registered public accounting firm, oversee the performance of our internal audit function and independent registered public accounting firm, and determine their compensation and oversee their work. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements and the independent registered public accounting firm is responsible for auditing those financial statements.

Compensation Committee

Number of Members:	3

Current Members:	John L. Nicholson, MD
Hayden D. Watson
Thomas L. West, Jr., Chairman

Number of Meetings in 2008:	8

Functions:	The Compensation Committee’s primary functions are to (a) review and approve corporate goals and objectives relevant to senior executive compensation (including that of the Chief Executive Officer), evaluate senior management’s performance in light of those goals and objectives, and determine and approve senior management’s compensation level based on their evaluation, (b) make recommendations to the Board of Directors with respect to non-senior management compensation, incentive-compensation plans and equity-based plans, (c) administer our compensation plans and programs, and (d) review management development and succession programs.

Nominating Committee

Number of Members:	3

Members in 2008:	Joe Abrell, Chairman
John L. Nicholson, MD
Thomas L. West, Jr.

Number of Meetings in 2008:	1

Functions:	The Nominating Committee’s primary functions are to (a) identify individuals qualified to serve on the Board of Directors and recommend that the Board of Directors select director nominees to be considered for election at our annual meetings of stockholders or to be appointed by the Board of Directors to fill an existing or newly-created vacancy on the Board of Directors, (b) identify members of the Board of Directors to serve on Board committees and to serve as chairmen thereof and recommend each such member and chairman to the Board of Directors, (c) develop and revise, as appropriate, corporate governance guidelines applicable to us and make recommendations regarding the composition of committees of the Board of Directors after consultation with the Chief Executive Officer and with consideration of the desires of individual members of the Board of Directors, (d) review and make recommendations to the Board of Directors with respect to candidates for director proposed by stockholders, (e) consider and make recommendations to the Board concerning the appropriate size of the Board, (f) evaluate on an annual basis the functioning and effectiveness of the Board of Directors, its committees and its individual members, and to the extent the Committee deems appropriate, recommend changes to increase the effectiveness of the Board of Directors and its committees, (g) consider and make recommendations on matters related to the practices, policies and procedures of the Board of Directors, and (h) perform such other activities and functions related to the selection and nomination of directors as may be assigned from time to time by the Board of Directors, including, but not limited to preparing or causing to be prepared any reports or other disclosure required with respect to the Committee by any applicable proxy or other rules of the Securities and Exchange Commission or as required by the rules and regulations of the American Stock Exchange.

Corporate Governance Committee

Number of Members:	3

Members in 2008:	Joe Abrell
John L. Nicholson, MD, Chairman
Hayden D. Watson

Number of Meetings in 2008:	2

Functions:	The Corporate Governance Committee’s primary functions are to (a) formulate and recommend to the Board of Directors a list of corporate governance guidelines, (b) recommend to the Board of Directors any revisions to the Corporate Governance Charter or committee policy to ensure compliance with applicable securities laws and regulations and stock market rules, (c) formulate and recommend to the Board of Directors a code of business conduct and ethics for directors, officers and employees of the Company that, among other things, encourages the reporting of any illegal or unethical behavior, (d) evaluate on an annual basis the performance of our management as a whole and as individuals with respect to compliance with the Corporate Governance Charter and committee policy and report such findings to the Board of Directors, (e) consider and make recommendations on matters related to the practices, policies and procedures of the Board of Directors, and (f) perform such other activities and functions related to corporate governance as may be assigned from time to time by the Board of Directors, including, but not limited to preparing or causing to be prepared any reports or other disclosure required with respect to the Corporate Governance Committee by any applicable proxy or other rules of the Securities and Exchange Commission or as required by the rules and regulations of the American Stock Exchange or the State of Nevada.

Nominating and Corporate Governance Committee

Number of Members:	5

Members in 2008:	Joe Abrell
J. Patrick Millinor, Jr.
John L. Nicholson, MD
Hayden D. Watson, Chairman
Thomas L. West, Jr.

Number of Meetings in 2008:	3

Functions:	The Nominating and Corporate Governance Committee’s primary functions are to(a) recommend to the Board nominees for election at our annual meetings of stockholders or to be appointed to fill an existing or newly-created vacancy on the Board, (b) identify and make recommendation regarding members to serve on Board committees, (c) develop and revise corporate governance guidelines applicable to us, (d) review and make recommendations to the Board candidates for director proposed by stockholders, (e) consider and make recommendations to the Board concerning the appropriate size of the Board, (f) evaluate on an annual basis the functioning and effectiveness of the Board, its committees and its individual members, (g) consider and make recommendations on matters related to the practices, policies and procedures of the Board, (h) formulate and recommend to the Board a list of corporate governance guidelines, (i) recommend to the Board any revisions to the committee’s Charter, (j) formulate and recommend to the Board a code of business conduct and ethics for directors, officers and employees of the Company, and (k) evaluate on an annual basis the performance of our management as a whole and as individuals with respect to compliance with the corporate governance guidelines.
Director Nomination Policy
     The purpose of our director nomination policy is to describe the process by which we select candidates for inclusion in our recommended slate of director nominees. The director nomination policy is administered by the Nominating and Corporate Governance Committee. Pursuant to its charter, the Corporate Governance/Nominating Committee evaluates nominees to the Board of Directors based on relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations of the American Stock Exchange.
     The policy provides that candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to us and to our stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting us; and ability and willingness to contribute special competencies to Board activities. The Board also considers whether members and potential members are independent under the American Stock Exchange listing standards. In addition, candidates should possess the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all stockholders; reputation and achievement in other areas; independence under Securities and Exchange Commission rules; and diversity of viewpoints, background and experience.
     The Board of Directors intends to review the charter of the Corporate Governance/Nominating Committee and the director nomination policy from time to time to consider whether modifications to the charter or policy may be advisable as our needs and circumstances evolve and as applicable legal or listing standards change. The Board may amend the charter or the policy at any time.
Stockholder Nominations
     The Corporate Governance/Nominating Committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the Corporate Governance/Nominating Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of US Dataworks no later than 90 days before the anniversary of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the 10th day following the date that public disclosure of the date of the annual meeting is given to stockholders. Recommendations must be mailed to US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, TX 77478, Attention: Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the Securities and Exchange Commission if the candidate were nominated by the Board of Directors (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The stockholder giving notice must provide (i) his or her name and address, as they appear on our books, and (ii) the class and number of shares of our capital stock that are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information we may require to be set forth in a stockholder’s notice of nomination that pertains to the nominee.
Communication with Directors
     The Board of Directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about US Dataworks directly to either the full Board of Directors or to one or more directors by mailing their communications to US Dataworks at the following address: [Director], US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas 77478, Attention: Secretary (Board Matters). The Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.
2008 Compensation of Directors
     Directors who are employees receive no additional compensation for service on our Board of Directors. The following tables set forth the compensation amounts earned or paid to each non-employee director for their service for the year ended March 31, 2008:

	Fees Earned or	Option Awards
Name	Paid in Cash($)	($)(1)(2)	Total($)
Joe Abrell	$21,000	$29,831	$50,831
J. Patrick Millinor, Jr.	$21,000	$24,912	$45,912
John L. Nicholson, MD	$21,000	$29,831	$50,831
Hayden D. Watson	$21,000	$36,010	$57,010
Thomas L. West, Jr.	$21,000	$36,597	$57,597

(1)	The table below sets forth the aggregate number of option awards held by our non-employee directors as of March 31, 2008.

Name	Option Awards (#)
Joe Abrell	632,000
J. Patrick Millinor, Jr.	513,334
John L. Nicholson, MD	693,000
Hayden D. Watson	956,000
Thomas L. West, Jr.	749,000

(2)	Represents the compensation costs for financial reporting purposes for the year under the Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS 123R). See Note 2 to the Notes of Financial Statements in Item 7 in our 2008 Annual Report on Form 10-KSB for the assumptions made in determining SFAS 123R values.
Narrative of Director Compensation
     Each non-employee director receives a fee of $5,000 for attendance at a board meeting in person and $1,000 for attendance at a board meeting by telephone. Additionally, we reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as our directors. Our non-employee directors also receive options under our Amended and Restated 2000 Stock Option Plan (2000 Plan) as follows:
•	an option to purchase 100,000 shares of our Common Stock (Election Stock Option) upon election or re-election to the Board of Directors at an annual meeting of stockholders; provided, however, if elected to serve a term of less than three years, the non-employee director received a pro rata portion of the 100,000 shares;

•	an annual option to purchase 60,000 shares of our Common Stock, which is fully vested on the date of grant;

•	an annual option to purchase 50,000 shares, 50,000 shares and 30,000 shares of our Common Stock granted to the Lead Director, the Audit Committee Chairperson and each Chairperson for the other committees, respectively;

•	an annual option to purchase 10,000 shares of our Common Stock granted to each other committee member, other than those on the Audit Committee; and

•	an annual option to purchase 15,000 shares of our Common Stock granted to members of the Audit Committee, except the Chairperson.
     The Election Stock Option vests in three equal annual installments. However, if the non-employee director is not initially elected in a regular annual meeting, the shares vest in equal annual installments such that the shares will be fully vested at the annual meeting for which the non-employee’s Class of directors is to be elected. Except as noted above, all other options vest in full on the one year anniversary of the date of grant.

Our Executive Officers
     Our executive officers generally serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. Information regarding Messrs. Ramey and Villarreal can be found under “Directors and Nominees.” Our other executive officer as of July 2008 are:

Name	Age	Business Experience and Education
John T. McLaughlin	53	Mr. McLaughlin has served as our Chief Accounting Officer since March 2006, and as our Controller from February 2005 to March 2006. Prior to joining us, Mr. McLaughlin was self employed as a financial consultant to companies involved in wholesale and retail distribution. From 1995 through 2000, he served in various accounting and finance roles with companies involved in manufacturing and distribution of computer and office equipment. Mr. McLaughlin’s earlier experience included internal audit activities for a publicly traded oil and gas services company.

Executive Compensation
2008 Summary Compensation Table
     The following table sets forth compensation for services rendered in all capacities to US Dataworks for the fiscal year ended March 31, 2008 for the Chief Executive Officer and the two other most highly compensated executive officers as of March 31, 2008 whose total annual salary and bonus for fiscal 2008 exceeded $100,000, whom we refer to in this Proxy Statement as the named executive officers.

						Non-Equity
				Stock	Option	Incentive Plan
				Awards	Awards	Compensation
Name & Principal Position	Year	Salary($)	Bonus($)	($)(1)	($)(1)	($)	Total($)
Charles E. Ramey Chief Executive Officer	2008	$220,000	$1,000	—	—	—	$221,000
	2007	$217,205	$1,000	$43,633	$138,600	—	$400,438
Terry Stepanik (2) President, Payment Products Division	2008	$190,000	$1,000	—	—	—	$191,000
	2007	$190,000	$1,000	—	$72,000	$96,250	$359,250
Mario Villarreal(3) President and Chief Operating Officer	2008	$185,000	$1,000	$11,694	—	$66,397	$264,091
	2007	$185,000	$1,000	$41,763	—	$19,687	$247,450

(1)	Represents the compensation costs for financial reporting purposes for the year under the SFAS 123R. See Note 2 to the Notes of Financial Statements in Item 7 in our 2007 Annual Report.

(2)	Mr. Stepanik resigned from his position with us and from the Board on May 14, 2008.

(3)	Prior to May 14, 2008, Mr. Villarreal served as our Senior Vice President and Chief Technology Officer.
Narrative to Summary Compensation Table
     On May 23, 2006, we entered into an employment agreement with Charles E. Ramey pursuant to which he was employed as our Chief Executive Officer and Chairman of the Board of Directors at an annual base salary of $220,000 for a term of two years. Pursuant to the terms of the agreement, Mr. Ramey received an option to purchase 600,000 shares of our common stock under our Amended and Restated 2000 Stock Option Plan (2000 Plan) at an exercise price of $0.75 per share. The option vested as to 300,000 shares on each of May 23, 2007 and 2008. We also awarded Mr. Ramey 100,000 shares of restricted stock under the 2000 Plan, which vested immediately. Mr. Ramey was also eligible to receive a bonus at the discretion of the Board of Directors. The agreement automatically renewed for successive one year terms unless either party gives timely notice of non-renewal. On February 21, 2008, Mr. Ramey gave notice that he did not intend to renew his agreement as such the agreement expired on its terms on May 22, 2008.
     On April 3, 2006, we entered into an employment agreement with Terry Stepanik, pursuant to which he was employed as our President, Payment Products Division and Vice Chairman at an annual base salary of $190,000 for a term of three years. Pursuant to the terms of the agreement, Mr. Stepanik received an option to purchase 550,000 shares of our common stock under the 2000 Plan at an exercise price of $0.46 per share. The option vested as to 150,000 shares on April 3, 2006 and as to 200,000 shares on each of April 3, 2007 and 2008. Mr. Stepanik also received a bonus of $96,250 for fiscal year 2006. The agreement automatically renewed for successive one year terms unless either party gives timely notice of non-renewal. Mr. Stepanik’s agreement was not renewed and termed on its terms on April 3, 2008.
     On April 3, 2006, we entered into an employment agreement with Mario Villarreal, pursuant to which he was employed as our Senior Vice President and Chief Technology Officer at an annual base salary of $185,000 for a term of three years.

Pursuant to the terms of the agreement, Mr. Villarreal received 200,000 shares of restricted stock under the 2000 Plan. The restricted stock vested as to 25,000 shares on April 3, 2006 and as to 87,500 shares on each of April 3, 2007 and 2008. Mr. Villarreal was also eligible to receive a quarterly bonus equal to 3.5% of the increase in our revenue from quarter to quarter. The agreement automatically renewed for successive one year terms unless either party gives timely notice of non-renewal. Mr. Villarreal’s agreement was not renewed and termed on its terms on April 3, 2008.
     In connection with his promotion to President and Chief Operating Officer, we entered into a new employment agreement with Mr. Villarreal on June 12, 2008. Under the new agreement Mr. Villarreal will receive an annual base salary of $185,000 for a term of one year. If Mr. Villarreal is terminated, other than for cause, death or disability, or resigns within 60 days following a material reduction in duties or a material reduction in compensation within six months following a change of control, Mr. Villarreal is entitled to receive a lump sum payment equal to one-half (0.5) times his annual base salary and any unpaid base salary and bonus, subject to compliance with certain ongoing obligations and the delivery of a release to us.
Outstanding Equity Awards at 2008 Fiscal-Year End

	Option Awards				Stock Awards
							Equity
							Incentive Plan
						Market	Awards:	Equity Incentive
	Number of	Number of			Number of	Value of	Number of	Plan Awards:
	Securities	Securities			Shares or	Shares or	Unearned	Market Value of
	Underlying	Underlying			Units of	Units of	Shares, Units or	Unearned Shares,
	Unexercised	Unexercised	Option		Stock that	Stock that	Other Rights	Units or Other
	Options	Options	Exercise	Option	have not	have not	that have not	Rights that have
	(#)	(#)	Price	Expiration	Vested	Vested	Vested	not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
Charles E. Ramey	3,000	—	1.20	10/23/2011	—	—	—	—
	394,000	—	1.00	05/20/2013	—	—	—	—
	300,000 (1)	300,000 (1)	0.75	05/23/2016	—	—	—	—
Terry Stepanik	582,250	—	0.55	05/14/2010	—	—	—	—
	290,000	—	1.49	05/14/2010	—	—	—	—
	350,000 (2)	200,000 (2)	0.46	05/14/2010	—	—	—	—
Mario Villarreal	641,363	—	0.55	04/25/2013	—	—	—	—
	290,000	—	1.49	04/26/2013	—	—	—	—
	—	—	—	—	87,500 (3)	$13,125	—	—

(1)	Stock Option vests as to 50% of the shares on each of May 22, 2007 and 2008.

(2)	Stock Option vests immediately as to 150,000 shares and 200,000 shares on each of April 3, 2007 and 2008.

(3)	Restricted Stock Awards vests immediately as to 25,000 shares and 87,500 shares on each of April 3, 2007 and 2008.

Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information as of July 18, 2008, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of any class of our capital stock, (ii) each of our Named Officers, (iii) each of our directors and (iv) all of our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas 77478.

	Amount and Nature of Beneficial Ownership
			Right To
		Shares of	Acquire
	Shares of	Series B	Beneficial		Percentage of Class
	Common	Preferred	Ownership of		Beneficially Owned		Percentage of Voting
	Stock	Stock	Common Stock	Total			Securities
Name and Address of	Beneficially	Beneficially	within 60 days	Common	Common	Series B	Beneficially
Beneficial Owner	Owned	Owned	of July 18, 2008	Stock	Stock (2)	Preferred Stock	Owned(1)(2)
5% Stockholders
Mark Deveau	39,322	11,200	11,200	50,522	*	10.2%	*
Harvey M. Gammon (3)	44,569	56,000	56,000	100,569	*	50.9	*
Thomas & Lois Gibbons	503	13,400	13,400	13,903	*	12.2	*
Highbridge International LLC(4)	155,280	—	6,104,652	6,259,932		—
Castlerigg Master Investments Ltd.(5)	—	—	6,976,744	6,976,744		—
Cranshire Capital, L.P.(6)	—	—	872,093	872,093		—

Named Officers and Directors
Charles E. Ramey	2,140,210	—	997,000	3,137,120	%	*
Terry Stepanik (7)	473,466	—	1,422,250	1,895,716		*
Mario Villarreal	414,700	—	931,363	1,345,533		*
Joe Abrell	1,000	—	632,000	633,000		*
J. Patrick Millinor, Jr.	—	—	513,334	513,334		*
John L. Nicholson (8)	388,146	26,666	693,000	1,081,146		24.3
Hayden D. Watson	55,555	—	889,334	944,889		*
Thomas L. West, Jr.	43,000	—	682,334	725,334		*
All current directors and executive officers as a group (10 persons)	3,641,297	26,666	6,820,815	10,462,112		24.3

*	Amount represents less than 1% of our Common Stock.

(1)	To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them, subject to community property law, where applicable, and the information contained in the footnotes to this table.

(2)	Applicable percentage ownership of common stock is based on • shares of common stock issued and outstanding as of July 18, 2008. Series B Preferred Stock is based on 109,933 shares of Series B Preferred Stock outstanding on July 18, 2008. Applicable percentage ownership of voting securities is based on • shares of common stock issued and outstanding as of July 18, 2008, including shares of Series B Preferred Stock convertible into common stock. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible or exchangeable into such shares of common stock, held by that person, that are currently exercisable or exercisable within 60 days of July 18, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of another person.

(3)	Includes 25,873 shares held by the Sterling Trust Company Trustee FBO Harvey M. Gammon.

(4)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting and dispositive power over these securities. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC. Includes of 4,069,768 shares issuable upon conversion of the Notes and 2,034,884 shares issuable upon exercise of the Warrants.

(5)	Sandell Asset Management Corp. is the investment manager of Castlerigg Master Investments Ltd. Thomas Sandell, Cem Hacioglu and Matthew Pliskin of Sandell Asset Management Corp. have voting and dispositive power over these shares and may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments Ltd. Castlerigg International Ltd. is the controlling shareholder of Castlerigg International Holdings Limited which is the controlling shareholder of Castlerigg Master Investments Ltd. Each of Castlerigg International Holdings Limited and Castlerigg International Ltd. may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments Ltd. Messrs. Sandell, Hacioglu and Pliskin and Sandell Asset Management Corp., Castelrigg International Holdings Limited, and Castlerigg International Ltd. each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described. Consists of 4,651,163 shares issuable upon conversion of the Notes and 2,325,581 shares issuable upon exercise of the Warrants.

(6)	Downsview Capital, Inc. is the general partner of Cranshire Capital, L.P. Mitchell P. Kopin of Downsview Capital, Inc. has voting and dispositive power over these Shares. Mr. Kopin and Downsview Capital, Inc. disclaim beneficial ownership of the shares held by Cranshire Capital, L.P. Consists of 581,395 shares issuable upon conversion of the Notes and 290,698 shares issuable upon exercise of the Warrants.

(7)	Based on information reported on a Form 4 filed with the Securities and Exchange Commission on September 5, 2007.

(8)	Includes 165,454 shares held by J.L. Nicholson MD Inc. 401-K FBO John L. Nicholson, 50,000 shares held by JLN Trust DTD April 26, 2001 and 55,031 shares held by John L. Nicholson MD Inc. FBO John L. Nicholson.
Certain Relationships and Related Transactions
Indemnification of Directors and Officers
     The laws of the state of Nevada and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.
     We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Report of the Audit Committee
     The Audit Committee is responsible for appointing the independent registered public accounting firm and for reviewing the scope, results and costs of the audits and other services provided by them. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Board of Directors has adopted a written charter for the Audit Committee, which was attached as Appendix A to the proxy statement for our 2006 Annual Meeting of Stockholders. The members of the Audit Committee are Joe Abrell, J. Patrick Millinor, Jr., John L. Nicholson, M.D. and Hayden D. Watson, each of whom meets the independence standards, set forth in Section 121A of the American Stock Exchange listing standards.
     The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114 (Communication with Audit Committees).
     The Audit Committee received from the Company’s independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and be filed with the Securities and Exchange Commission.
     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Audit Committee
Joe Abrell
J. Patrick Millinor, Jr., Chairman
John L. Nicholson, M.D.
Hayden D. Watson

Proposal 2: To Approve the Private Placement of the Senior Secured Convertible Notes and the Issuance of our
Common Stock subject to these Notes and Related Warrants
     On November 13, 2007, we entered into a Securities Purchase Agreement (Purchase Agreement) with three accredited investors (which we refer to individually as Investor and collectively as Investors) pursuant to which we issued an aggregate of $4,000,000 senior secured convertible notes due November 13, 2010 (Notes) and warrants (Warrants) to purchase an aggregate of 4,651,163 shares of our common stock (Private Placement).
     Our common stock is listed on the American Stock Exchange (AMEX). AMEX rules require us to obtain stockholder approval of the issuance of our common stock subject to the Notes and the Warrants. Specifically, Section 713(a) requires us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (i) equal to 20% or more of our outstanding common stock before such issuance or sale, and (ii) is at a price per share below the greater of book or market value at the time of such issuance or sale. Section 713(a) applies to the Private Placement because:
     • the shares of our common stock issuable upon conversion of the Notes and exercise of the Warrants, without regard to any limitations on conversion or exercise described below, represented approximately 43.5% of our outstanding shares of common stock on the date of the Private Placement, and
     • the conversion price of the Notes and the exercise price of the Warrants and the number of shares of our common stock issuable upon exercise of a Warrant are subject to anti-dilution provisions, which if triggered, could result in a conversion or exercise price, as the case may be, of less that the fair market value of our common stock.
     In addition, Section 713(b), requires us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that could result in a change in control of our company. In the Private Placement, we sold to the Investors the right to acquire approximately 43.5% of our outstanding shares of common stock, without regard to any limitations on conversion or exercise. If the Investors were to convert all the Notes and exercise all the Warrants, the number of shares issued upon such conversion and exercise, without regard to any limitations on conversion or exercise described below, respectively, could result in a change in control of our company.
     Under the terms of the transaction documents, an Investor may not convert a note or exercise a Warrant if, following such conversion or exercise, the Investor would beneficially own more than 4.99% (Maximum Percentage) of outstanding shares of our common stock following any such conversion or exercise. An Investor may increase this Maximum Percentage up to 9.99% upon sixty-one (61) days prior written notice to us. As a result, we are also required to seek stockholder approval under the terms of the transaction documents to allow the Investors to convert their Notes and exercise their Warrants in amounts which would allow them to own more than the Maximum Percentage of our common stock. The Purchase Agreement prohibits us from entering into any transaction that could cause the conversion price of the Notes or the exercise price of the Warrants to be adjusted below $0.43 per share unless we have received stockholder approval of this Proposal 2. In addition, the Notes and Warrants prohibit an adjustment in the conversion and exercise price, as the case may be, to be below $0.43 per share prior to our obtaining stockholder approval of the Private Placement.
     In the event the Investors convert the Notes or exercise the Warrants, our current stockholders will own a smaller percentage interest in our company. If, following the Annual Meeting, the Investors convert all of their Notes and exercise all of their Warrants, an aggregate of 13,953,489 shares of common stock will be issued to the Investors. Based on the shares of common stock outstanding on July 18, 2008, if the Notes and the Warrants were converted or exercised at the current conversion and exercise price of $0.43 per share, the Investors would own approximately •% of our outstanding shares of common stock. As a result, a stockholder who owned 1% of our outstanding stock immediately prior to conversion of the Notes and exercise of the Warrants would own approximately •% of the shares outstanding immediately after such conversion and exercise.
     In addition, if the stockholders approval this Proposal 2, the conversion and exercise price will be subject to anti-dilution protection and as such the number of shares issued to the Investors upon conversion of the Notes and exercise of the Warrants could increase. For example, if the Notes and the Warrants were converted or exercised, respectively, at $• per share, the closing price of our common stock on July 18, 2008, the Investors would own approximately •% of our outstanding shares of common stock. As a result, a stockholder who owned 1% of our outstanding stock immediately prior to such conversion and exercise would own approximately •% of the shares outstanding immediately after such conversion and exercise. Approval of this Proposal 2 could result in substantial dilution to our current stockholders and the Investors controlling approximately, •% of our common stock.

     Unless stockholder approval is obtained at the Annual Meeting, (a) the maximum number shares we can issue upon conversion of the Notes and exercise of the Warrants will be limited to 19.99% of our outstanding shares of common stock on the date of the Private Placement and by the Maximum Percentage, (b) we will be prohibited from entering into a transaction that could cause a reduction in the conversion or exercise price of the Notes or Warrants, respectively, and (c) the conversion price of the Notes and the exercise price of the Warrants will be fixed at $0.43 per share. In addition, if we do not receive stockholder approval at the Annual Meeting, pursuant to the Purchase Agreement, we must submit this proposal to our stockholders for approval the next annual meeting.
     THIS FOLLOWING SUMMARY OF THE TERMS OF THE TRANSACTION DOCUMENTS IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THESE DOCUMENTS; HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE SECURITIES PURCHASE AGREEMENT, THE FORM OF NOTE, FORM OF WARRANT AND THE VOTING AGREEMENT IN THEIR ENTIRETY, WHICH WE HAVE INCLUDED AS APPENDICES B, C, D AND E, RESPECTIVELY, TO THIS PROXY STATEMENT. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THESE DOCUMENTS.
Terms of the Notes
     Maturity Date. November 13, 2010.
     Interest. As of July 1, 2008, the Notes bear an interest rate of 8.12% per annum, which is equal to LIBOR plus 5% re-calculated as of the first day of each calendar quarter. We are required to make interest payments quarterly in cash at the rate of 500 basis points over the then current LIBOR rate. If the Investors convert their Notes prior to the quarterly interest payment, we shall pay the quarterly interest accrued through the date of sale. For the period from November 13, 2007 to December 31, 2007 of $51,933 of interest was paid (using a 6 month LIBOR rate of 4.7375% on November 13, 2007), the interest due for the period from January 1, 2008 to March 31, 2008 of $96,725 of interest was paid (using a 6 month LIBOR rate of 4.56625% on January 2, 2008) and the interest due for the period from April 1, 2008 to June 30, 2008 of $77,008 of interest was paid (using a 6 months LIBOR rate of 2.62% on April 1, 2008). In addition, if there is an event of default, we are required to pay an increased interest rate of 18% during the continuance of such event of default.
     Conversion. At any time, at the option of an Investor, any outstanding principal amounts and accrued interest may be converted into shares of our common stock at a conversion price of $0.43 per share, which is equal to 110% of the dollar volume-weighted average price for our common stock on November 12, 2007, subject to anti-dilution provisions. As such, we are prohibited from issuing equity securities at a price less than $0.43 per share. However, in no event will the conversion price be less than $0.43 per share, unless and until we obtain stockholder approval of the issuance of our common stock subject to the Notes and the Warrants. As of the date hereof, an Investor may not beneficially own more than the Maximum Percentage of outstanding shares of our common stock following any such conversion. However, at any time, an Investor may increase this Maximum Percentage up to 9.99% upon sixty-one (61) days prior written notice to us. If we fail to timely convert any portion of the Notes upon request, we may be obligated to pay a penalty equal to 1.5% of the value of the unissued shares on the conversion date.
     Event of Default. The following constitute events of default under the Notes:
•	the failure of the resale registration statement to be declared effective by the SEC by May 13, 2008 or, where the registration statement is effective, if the effectiveness lapses in excess of specified time limits;

•	trading in our common stock is suspended or not listed for 5 consecutive trading days or for more than an aggregate of 10 trading days in any 365 day period;

•	our failure to deliver common stock upon conversion of a Note or our expressing our intention not to comply with a request for conversion;

•	if, for 10 consecutive business days, an Investor’s authorized share allocation is less than the number of shares of common stock the Investor’s Note is convertible into;

•	our failure to pay principal, a redemption amount, interest, late charges or other amounts when due (including amounts due under any other transaction document);

•	a default or redemption or acceleration prior to maturity of indebtedness other than the Notes;

•	certain events of bankruptcy or insolvency relating to us or our subsidiaries;

•	a final judgment or judgments in excess of $250,000 is rendered against us or our subsidiaries and such amounts are not covered by insurance or an indemnity or bonded, stayed or discharged;

•	we breach any other provision of a transaction document which breach, if curable, is not cured within 15 business days;

•	a breach or failure to comply with the Investors’ right of optional redemption or the covenants contained in the Notes;

•	failure to perform under or comply with the terms of any security agreement, pledge agreement or mortgage;

•	certain events related to the invalidity or potential invalidity of any security documents;

•	the failure of any security agreement, pledge agreement or mortgage to create or perfect a valid priority lien in the collateral;

•	our failure to comply with account control agreements established in connection with the collateral;

•	any material damage to or loss of the collateral which causes a sustained impact on the ability to generate revenues, if such event could reasonably be expected to have a material adverse effect; and

•	an event of default occurs with respect to any other of the Notes.
     In addition, we may be obligated to pay a fee equal to 100% or 125% of the then outstanding principal amount of the Notes, accrued but unpaid interest, if any, and late charges, if any, (Redemption Premium) depending on the nature of the default.
     Optional Redemption. On each of August 13, 2008 and May 13, 2009, the Investors may redeem any outstanding principal amounts and accrued interest. Pursuant to the terms of the Notes, on July 16, 2008, we gave notice to the Investors of their ability to exercise their optional redemption right on August 13, 2008.
     Corporate Transactions. If we should enter in certain transactions where greater than 50% of our assets or equity are transferred, the Investors may redeem the Notes for either 125% of (a) the then outstanding principal balance or (b) the value of our common stock as converted at the time of the change in control. If such an event occurs and the entire $4 million in principal is still outstanding, the maximum aggregate amount the Investors would be entitled to receive would be $5 million. If, however, the Investors have converted all $4 million aggregate principal amount of the Notes into shares of our common stock, which would equal approximately 9,302,326 shares of our common stock, they would then be entitled to a maximum aggregate amount equal to 9,302,326 shares multiplied by the closing price of our common stock on the redemption date.
     Security Interest. The Notes are secured by the Security Agreement, dated November 13, 2007, pursuant to which we granted the Investors a security interest in all of our personal property, whether now owned or hereafter acquired, including but not limited to, all accounts, copyrights, trademarks, licenses, equipment and all proceeds from such collateral.
Terms of the Warrants
     Exercise Period. The Warrants may be exercised at any time until 11:59 p.m., New York time on November 13, 2012.
     Methods of Exercise. The Warrants may be exercised in cash at all times during the exercise period, whereby the holders of the Warrants deliver the certificates representing the Warrants to us and the then-applicable exercise price for the Warrants in exchange for the shares issuable thereunder. In addition, the Warrants may be “net exercised” under certain circumstances.

The net exercise provision allows the holder to receive shares of common stock equal to the value of the Warrant without paying the exercise price in cash, but rather with the shares underlying the Warrant.
     Exercise Price, Adjustment to Exercise Price and Number of Shares. The Warrants may be exercised for an aggregate of 4,651,163 shares of our common stock at exercise price of $0.43 per share, which is equal to 110% of the dollar volume-weighted average price of our common stock on November 12, 2007. The exercise price and the number of shares issuable under the Warrants are subject to customary adjustment in certain events, including reclassification of our securities, certain mergers, consolidations, sales of substantially all of our assets, subdivision or combination of our shares, stock dividends and other distributions; provided, however, in no event will the exercise price be less than $0.43 per share unless and until we obtain stockholder approval of the Private Placement. In addition, no Investor, following any such exercise, may beneficially own more than the Maximum Percentage in effect at the time of any such exercise.
     Registration Rights. The shares of our common stock issuable upon exercise of the Warrants are not registered under the Securities Act or any state securities laws. We granted registration rights, described below, to the Investors for the shares of common stock issuable upon the exercise of the Warrants.
Terms of the Put Agreement
     The Investors also entered into a Put Agreement with Charles E. Ramey, our Chief Executive Officer, and John L. Nicholson, M.D., a member of our Board of Directors (collectively referred to herein as the Guarantors). Pursuant to the Put Agreement, following August 13, 2008, under certain circumstances, the Investors may require one or more of the Guarantors to purchase all or a portion of the Notes, including any accrued interest or late charges. In exchange for entering into the Put Agreement, we have agreed to pay the Guarantors a fee equal to (a) two percent (2%) of the Note principal balance for the first six months of the Notes’ term; (b) two percent (2%) of the Note principal balance for the next twelve months of the Notes’ term; and, (c) two percent (2%) of the Note principal balance for the remaining eighteen months of the Notes’ term, pursuant to a Put Fee Agreement dated November 13, 2007. The Audit Committee of our Board of Directors reviewed the Put Fee Agreement and engaged in a discussion regarding this agreement, and approved the Put Fee Agreement.
     As noted above, the Investors have the right to redeem all or a portion of the Notes on August 13, 2008. In the event the Investors make a demand for redemption and we are unable to redeem all or a portion of the Notes, the Investors may exercise their put. Should the Investors exercise the put, the amount redeemed will be paid by the Guarantors, or other new investors who desire to act with the Guarantors, and the Guarantors will become the holders of the Notes with all of the rights and obligations of the Investors under the Notes.
Terms of the Voting Agreements
     In connection with the Private Placement, Mr. Ramey entered into a Voting Agreement, pursuant to which Mr. Ramey agreed, solely in his capacity as a stockholder, to vote all of his shares of our common stock in favor of Proposal 2 and agreed to vote against any proposal or other corporate action or agreement that would reasonably be expected to hinder, impede, prevent or delay obtaining our stockholders’ approval of this Proposal 2. As of the Record Date, Mr. Ramey held 2,140,210 shares of our common stock, or approximately •% of our outstanding shares of our common stock that are permitted to be counted under the American Stock Exchange rules for this Proposal 2.
     The Voting Agreement will terminate immediately following stockholder approval of the Private Placement or upon the mutual consent of Mr. Ramey and the Investors.
Registration Obligations
     No later than the earlier 30 days after the closing of the Private Placement, we were required, at our expense, to file with the SEC a registration statement with respect to the resale of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. We were required to have such registration statement declared effective by the SEC on or before March 12, 2008 (Initial Effectiveness Deadline) and to maintain the effectiveness of this registration statement until the earlier of (a) the date on which the Investors may sell all shares issuable upon conversion of the Notes and exercise of the Warrants then held by the Investors under Rule 144(k) of the Securities Act or (b) such time as all of such shares have been sold. If the registration statement (a) is not declared effective within 60 days following the Initial Effectiveness Deadline or (b) once effective, sales of all such shares cannot be made under the registration statement, we are required to pay the

Investors a cash payment equal to 1.5% of the principal amount of the Notes on the initial day of such failure and on every 30th day thereafter.
     Indemnification. We have granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted us customary indemnification rights in connection with the registration statement.
Right of Participation
     If, prior to May 13, 2009, we enter into an agreement to offer, sell, grant any option to purchase or otherwise dispose of any of our equity securities or securities convertible into equity securities in our company, we must provide written notice to the Investors of such transaction and we must offer the Investors the opportunity to acquire up to fifty percent (50%) of such securities on the same terms as offered to other investors.
Fees
     In connection with the Private Placement, we paid approximately $76,994 in attorney’s fees for the Investors and collateral agent, approximately $20,000 in collateral agent and consultant fees and $280,000 in placement agent fees, which represented approximately 10.4% of our net proceeds. Following these payments we received net proceeds of approximately $3,623,000 from the Private Placement. In addition, in exchange for entering into the Put Agreement with the Investors, we have agreed to pay the Guarantors the fees described under “Terms of the Put Agreement” above.
Status of the Notes
     On June 13, June 17 and June 23, 2008, we received letters from Highbridge International LLC (Highbridge), Cranshire Capital, LP (Cranshire) and Castlerigg Master Investments Ltd. (Castlerigg), respectively, each purporting to be an Event of Default Redemption Notice (Notices) pursuant to the Notes. Pursuant to the Notices, the Investors demanded that we redeem the Notes at a price equal to the Conversion Amount (as defined in the Notes) multiplied by the Redemption Premium. According to the Notices, the purported Event of Default was our failure to have a registration statement for the resale of the shares of our common stock issuable upon conversion of the Notes and upon exercise of the Warrants issued in connection with the Notes declared effective by May 12, 2008.
     On June 18, 19 and June 26, 2008, we informed Highbridge, Cranshire and Castlerigg, respectively, that, for the reasons set forth below, the Notices were defective because there is no Event of Default pursuant to Section 4(a)(i) of the Notes, and requested that Highbridge, Cranshire and Castlerigg each immediately withdraw their respective Notices.
     We informed Highbridge, Cranshire and Castlerigg that Section 4(a)(i) of the Notes assumes that the absence of a registration statement required pursuant to the Registration Rights Agreement, dated as of November 13, 2007, by and among us and the Investors, prevents the sale of our shares of common stock issuable upon conversion of the Notes and exercise of the Warrants (Registrable Securities). As Section 3(a) of the Registration Rights Agreement makes clear, however, a registration statement is not necessary if the Registrable Securities can be sold pursuant to Rule 144. Since the Investors are able to sell the Registrable Securities pursuant to Rule 144, there is no need for such a Registration Statement under the Registration Rights Agreement. Accordingly, we informed the Investors that there is no Event of Default pursuant to Section 4(a)(i) of the Note.
     On July 15, 2008, we gave notice to the Investors of their respective right of optional redemption of the Notes on August 13, 2008. On July 16, 2008, we received optional redemption notices from Castlerigg and Cranshire.
     The issue of whether or not an Event of Default has occurred and whether or not the Investors are entitled to the remedies described above are in dispute, and the dispute with the Investors is subject to change. We believe we have meritorious defenses against the assertions and demands made by the Investors. However, we cannot assure you regarding the outcome of this dispute. Regardless of the outcome, this dispute may be time-consuming and expensive and could divert management’s attention from our business.

 Required Vote
     Approval will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy.
     The Board of Directors recommends a vote “FOR” approval of the Private Placement of the Senior Secured Convertible Notes and the issuance of shares of our common stock upon conversion of the Notes and exercise of the Warrants.

Proposal 3: To Ratify the Appointment of Independent Registered Public Accounting Firm
     The Audit Committee has appointed the firm of Ham, Langston & Brezina, LLP (HL&B) as our independent registered public accounting firm for the fiscal year ending March 31, 2009, subject to ratification by the stockholders. Representatives of HL&B are expected to be present at our Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
Audit Fees
     The aggregate fees billed for professional services rendered by HL&B for the audit of our financial statements for each of the fiscal years ended March 31, 2008 and March 31, 2007 were $52,500 and $53,258, respectively.
Audit-Related Fees
     The aggregate fees billed in each of the fiscal years ended March 31, 2008 and March 31, 2007 for assurance and related services rendered by HL&B that are related to the performance of the review of our financial statements but not reportable as Audit Fees were $28,503 and $26,348, respectively. Audit-Related Fees in both fiscal 2008 and fiscal 2007 were primarily for review of the financial statements included in our Forms 10-QSB for such fiscal years and other information contained in our SB-2, S-3 and S-8 filings with the SEC.
Tax Fees
     The aggregate fees billed for professional services rendered by HL&B for tax compliance, tax advice, and tax planning in each of the fiscal years ended March 31, 2008 and March 31, 2007 were $8,050 and $7,500. Tax Fees in both fiscal 2008 and fiscal 2007 were incurred for: (i) preparation of the preceding calendar year’s Federal corporate tax return; (ii) preparation of state franchise tax returns; and (iii) consultation.
All Other Fees
     There were no other fees billed for services rendered by HL&B not reportable as Audit Fees, Audit Related Fees or Tax Fees for each of the fiscal years ended March 31, 2008 and March 31, 2007.
Audit Committee Pre-Approval Policies
     The Audit Committee has established a policy intended to clearly define the scope of services performed by our independent registered public accounting firm for non-audit services. This policy relates to audit services, audit-related services, tax and all other services which may be provided by our independent registered public accounting firm and is intended to assure that such services do not impair their independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by our independent registered public accounting firm. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee or its designee. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.
     All of the services provided by our independent registered public accounting firm described above under the captions Audit Fees, Audit-Related Fees and Tax Fees were approved in accordance with this policy and the Audit Committee has determined that their independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

Required Vote
     Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its selection of our independent registered public accounting firm for the fiscal year ending March 31, 2009.
     The Board of Directors recommends a vote “FOR” ratification of the appointment of Ham, Langston & Brezina, LLP as our independent registered public accounting firm.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all such forms that they file.
     Based solely on our review of copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, we believe that all of our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2008 with the exception of the following: Messrs. Abrell, Watson and West and Dr. Nicholson were late reporting the options automatically granted to each of them following our annual meetings held in 2005-2007, and Mr. Millinor was late reporting the options automatically granted to him following our annual meetings held in 2004-2007. These awards were disclosed in our proxy statements for the applicable year.
Where You Can Find Additional Information
     The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is considered a part of this Proxy Statement, and all information appearing in this Proxy Statement is qualified in its entirety by the information incorporated herein by reference. Information in this Proxy Statement updates and, in some cases, supersedes information incorporated by reference from documents that we have filed with the SEC prior to the date of this Proxy Statement, while information that we file later with the SEC will automatically supplement, update and, in some cases, supersede the information in this Proxy Statement.
     The following documents and information we previously filed with the SEC are incorporated by reference into this Proxy Statement:
     • our Annual Report filed on Form 10-KSB for the fiscal year ended March 31, 2008.
     In addition, all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.
     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement. You may obtain documents that we have filed with the SEC and incorporated by reference in this document, without charge, by making an oral or written request to US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas 77478, Telephone: (281) 504-8000, Attention: Investor Relations.
     In addition, you may read and copy any reports, statements or other information that us files with the SEC at the SEC’s public reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.
Other Matters
     We know of no business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated July 28, 2008. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).
By order of the Board of Directors.
/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer
July 28, 2008
PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW OR
SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET
US DATAWORKS APPRECIATES YOUR PROMPT RESPONSE